Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725 and Securities Act File No. 333-213498, Amendment No. 21 under the Investment Company Act of 1940 and Post-Effective Amendment No. 2 under the Securities Act of 1933 in Form N-2 (the “Registration Statement”), of our report dated August 29, 2017 relating to the June 30, 2017 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on August 31, 2017.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
August 31, 2017